EXHIBIT 10.20


                              Consulting Agreement

      THIS AGREEMENT (The "Agreement") is entered into on the 30th day of June 2005 by and between Wall Streets Inside Reporter, Inc., a company having an office located at 513 Franklin Street, Tampa, FL 33602 (hereinafter referred to as "the Consultant") and Tix Corp., having an office located 12001 Ventura Place, Suite 340, Studio City, CA 91604 (hereinafter referred to as "the Company").

      WHEREAS, Company is desirous of the Consultant performing certain services on its behalf as more specifically set forth herein ("the Services");

      WHEREAS, the Consultant desires to perform the Services for Company; and

      WHEREAS, the parties have agreed that the Consultant will provide the Services according to the terms and conditions set forth in this agreement.

      NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

      1.    Appointment

      Company hereby appoints and engages the Consultant pursuant to the terms and conditions of this Agreement. Consultant accepts such appointment and agrees to perform the Services set forth herein.

      2.    Engagement

      Company engages Consultant to provide the Services and Consultant accepts said engagement and agrees to provide the Services to Company.

      3.    Description of Services

      During the term of this Agreement, Consultant will provide the Company with marketing and strategic planning services related to the ongoing operations of the Company's business. Consultant shall provide these services on an "As Needed" basis. In performing the Services, Consultant shall comply with all applicable securities laws, including advising any prospective investor it may contact relative to an investment in the Company as to the terms of its compensation under this Agreement. All information provided by the Consultant to any investor shall be consistent with written information contained in the Company's website or public filings with the SEC or otherwise authorized by the Company to be disseminated by the Consultant.

      4.    Term of Agreement

      This Agreement shall become effective upon mutual execution hereof and shall continue thereafter and remain in effect for a period of three (3) months (referred to as a "Term" for purposes of this clause).

      5.    Compensation

      In consideration for the services to be provided, the Company shall immediately pay to the Consultant a total of 140,000 restricted shares of the Common Stock of Tix Corp. symbol TIXC (the "Shares"). In addition, the Company shall pay to Consultant $5,000 cash (the "Cash") each month. The Company shall include the shares in its SB-2 registration that it intends to file in the near future.

      The foregoing shares of the Company's Common stock shall be delivered to WallStreets Inside Reporter, Inc., located at 513 N. Franklin Street, Tampa, FL 33602 via DTC. The Cash shall be delivered via check to Wall Streets Inside Reporter, Inc.

      In the event that the Company shall fail to deliver the Shares or the Cash as agreed, Consultant shall not be obligated to perform any consulting services or to continue with the performance of any services until Consultant has received the required Shares and Cash.

      6. Where Services shall be performed

      The Services shall be performed by Consultant at any office location deemed appropriate by Consultant.

      7. Use of Services/Materials Created by Consultant

      Company agrees that the Services, materials, products or intellectual property created by Consultant will not be used by Company to: promote Company's common stock in connection with investor relations, in connection with marketing of Company's common stock, or in connection with an offering of Company's common stock, either by Company directly or indirectly through any third parties.

      8.    Termination

      This Agreement may be terminated by either party prior to the expiration of the term as follows:

      a. Company shall have the right to terminate this Agreement immediately upon the provision of notice at any time, with or without cause. However, Consultant shall have the right to terminate this Agreement upon the provision of notice only after the first four (4) months, with or without cause.

      b. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

      c. Upon the other party taking the benefit of any insolvency law;

      d. Upon the other party having or applying for a receiver appointed for either party.

      9. Consultant as Independent Contractor

      Consultant shall provide the Services as an independent contractor, and not as an employee of Company or any company affiliated with Company. Consultant has no authority to bind Company or any affiliate of Company to any legal action, contract, agreement, or purchase. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded to Company employees.

      10. Consultant/Company May Engage in Conflicting Activities

      Company acknowledges that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does Company, and that Company is not an exclusive client of Consultant.

      11.   Amendments

      This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

      12.   Severability

      If any provision of this Agreement shall be held contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

      13.   Applicable Law and Notice

      This Agreement is executed pursuant to, and shall be interpreted and governed for all purposes by, the laws of the State of Florida for which the Courts in Hillsborough County, Florida shall have jurisdiction. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

      Notice to either party shall be certified or overnight express mail delivery at the address set forth herein:

Notices                       If to Consultant, to:       WallStreet's Inside
                                                          Reporter, Inc.
                                                          513 Franklin Street
                                                          Tampa, FL 33602


                              If to Company, to:          Tix Corp.
                                                          12001 Ventura Place,
                                                          Suite 340
                                                          Studio City, CA 91604

      14.   Inurement

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

      15.   Authority to Execute and Perform Agreements

      Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of Company. This Agreement has been duly executed and delivered and is the valid and binding obligation of Company enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, or insolvency, or other similar laws generally affecting the enforcement of creditor's rights. The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by Company of this Agreement, in accordance with their respective terms and conditions, will not:

      a. require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person'

      b. conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or laps of time or both would constitute) a default under any order, judgment, or decree applicable to Company, or any instrument, contract, or other agreement to which Company is a party or by or to which Company is bound or subject; or

      c. result in the creation of any lien or other encumbrance on the assets or properties of Company.

      16. Legal Proceedings

      By entering into this Agreement, the parties agree to the jurisdiction of the Hillsborough County, Courts in the state of Florida. In the even of any litigation arising under this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorneys' fees. It is agreed and understood that if the Company fails to deliver the Shares, the Consultant may sue for specific performance together with any legal remedies available.

      17.   Indemnification

      The Company agrees to indemnify and hold harmless the Consultant from any action resulting from the issuance of the Shares. Said indemnification to include all fees and costs including attorneys' fees which the Consultant may incur. Consultant shall have the right to designate its own counsel for representation arising out of any indemnification and the costs thereof shall be borne by the Company.

      This Agreement entered into the date set forth above.

Consultant

/s/ Michael Elliott
--------------------
WallStreet's Inside Reporter, Inc.


Company:

/s/ Mitch Francis
-----------------
Tix Corp.